THE CARILLON GROUP
            CARILLON INVESTMENT TRUST
                 P.O. Box 40409
             Cincinnati, Ohio 45240
                (513) 595-2600
=====================================================



                               December 30, 1996




VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE: Rule 24f-2 Notice for the Carillon Fund, Inc.
    - Registration No. 33-16665


Dear SEC:

     It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and non-assessable.



                             Very truly yours,

                             /s/ John F. Labmeier

                             John F. Labmeier
                             Vice President and Legal Counsel



JFL/ms